                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                        AMENDMENT NO. 1 TO CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 27, 2004

                            CENTURY ALUMINUM COMPANY
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of Incorporation)

                                     0-27918
                            (Commission File Number)

                                   13-3070826
                        (IRS Employer Identification No.)

                                2511 GARDEN ROAD
                              BUILDING A, SUITE 200
                              MONTEREY, CALIFORNIA
                    (Address of principal executive offices)

                                      93940
                                   (Zip Code)

                                 (831) 642-9300
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

      On May 11, 2004, Century Aluminum Company ("Century") filed a Current Report on Form 8-K (the "Initial Report") announcing its acquisition from Columbia Ventures Corporation of all of the outstanding equity shares of Nordural hf ("Nordural"), an Icelandic company that owns a primary aluminum plant located in Grundartangi, Iceland. This Current Report on Form 8-K/A amends the Initial Report by including the financial statements of Nordural hf and the pro forma financial information required under Item 7 of Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   Financial Statements of Business Acquired


      Incorporated by reference to the audited financial statements of Nordural hf which are included in Century's Form 8-K filing dated March 16, 2004.

      (b)   Pro Forma Financial Information

                                                                            PAGE
                                                                            ----
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Introduction to Unaudited Pro Forma Consolidated Financial Information........ 4
Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2004........... 5
Notes to Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2004.. 6
Unaudited Pro Forma Consolidated Statement of Operations for Year Ended
   December 31, 2003.......................................................... 7
Notes to Unaudited Pro Forma Consolidated Statement of Operations for Year
   Ended December 31, 2003.................................................... 9
Unaudited Pro Forma Consolidated Statement of Operations for Three Months
   Ended March 31, 2004.......................................................10
Notes to Unaudited Pro Forma Consolidated Statement of Operations for Three
   Months Ended March 31, 2004................................................11

                 UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

      The following tables present Century's unaudited pro forma consolidated balance sheet as of March 31, 2004 and unaudited pro forma consolidated statement of operations for the year ended December 31, 2003 and the three months ended March 31, 2004. The unaudited pro forma consolidated financial data for the year ended December 31, 2003 has been derived from: (1) Century's audited consolidated financial statements and accompanying notes included in its Annual Report on Form 10-K for the year ended December 31, 2003; and (2) the separate audited financial statements and accompanying notes of Nordural hf for the year ended December 31, 2003, which are included herein. The unaudited pro forma consolidated financial data for the three months ended March 31, 2004 has been derived from: (1) Century's unaudited consolidated financial statements and accompanying notes included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2004; and (2) the unaudited financial statements of Nordural hf for the quarter ended March 31, 2004. The unaudited pro forma consolidated financial data has been prepared for illustrative purposes only and does not purport to represent what Century's results of operations or financial condition would actually have been had the transactions described below in fact occurred as of the dates specified. In addition, the unaudited pro forma consolidated financial data does not purport to project Century's results of operations or financial condition as of any date or for any future period. Among other things, the unaudited pro forma consolidated financial data does not reflect the effects of Century's acquisition of the remaining 20% interest in its Hawesville primary aluminum reduction facility prior to the closing of that acquisition in April 2003.

      The unaudited pro forma consolidated balance sheet as of March 31, 2004 gives effect to the following events as if they were consummated on March 31, 2004:

      - Century's acquisition of all of the outstanding equity shares of Nordural;

      - Century's issuance and sale of approximately $221 million in common stock in a registered public offering;

      - Century's payment of the remaining $12.0 million of principal under an outstanding promissory note payable to Glencore;

      - Century's payment of $3.0 million of dividends on its convertible preferred stock; and

      - other adjustments that management believes are directly related to the Nordural acquisition.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2003 and the three months ended March 31, 2004 gives pro forma effect to these events as if they were consummated on January 1, 2003.

      The Nordural acquisition will be accounted for using the purchase method of accounting. Under the purchase method of accounting, the cash payment of the estimated aggregate purchase price for Nordural (including transaction fees and expenses) will be allocated to the tangible assets, identifiable intangible assets and liabilities of Nordural, based upon their respective fair values. The allocation of the purchase price, useful lives assigned to assets and other adjustments made to the unaudited pro forma consolidated financial data are based upon available information and certain preliminary assumptions that Century believes are reasonable under the circumstances. Century has not yet completed the fair market value allocation to the specific assets and liabilities of Nordural. Consequently, the final amounts allocated and the related useful lives could differ from those reflected in the unaudited pro forma consolidated financial data and the effects could be material.

      The unaudited pro forma consolidated financial data should be read in conjunction with (1) Century's audited and unaudited consolidated financial statements and accompanying notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are included in its Annual Report on Form 10-K for the year ended December 31, 2003 and Quarterly Report on Form 10-Q for the three months ended March 31, 2004, respectively; and (2) the separate audited financial statements and accompanying notes of Nordural hf for the year ended December 31, 2003 which are included elsewhere in this Form 8-K.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                              AS OF MARCH 31, 2004

                                                               U.S. GAAP    PRO FORMA         PRO FORMA
                                                    CENTURY    NORDURAL    ADJUSTMENTS      CONSOLIDATED
                                                   ---------   ---------   -----------      ------------
                                                                   (DOLLARS IN THOUSANDS)
                                                 ASSETS
CURRENT ASSETS:
   Cash and equivalents ........................   $  54,125   $  14,380   $   208,211 (1)  $     66,164
                                                                              (195,283)(2)
                                                                               (12,000)(3)
                                                                                (3,269)(4)
   Accounts receivable - net ...................      61,336       9,327            --            70,663
   Due from affiliates .........................      11,893       3,277        (3,277)(2)        11,893
   Inventories .................................      87,971      12,320            --           100,291
   Prepaid and other current assets ............       2,938       2,659            --             5,597
   Deferred taxes - current portion ............       5,528          --            --             5,528
                                                   ---------   ---------   -----------      ------------
      Total current assets .....................     223,791      41,963        (5,618)          260,136
Property, plant and equipment - net ............     488,053     214,906        45,094 (2)       748,053
Intangible assets - net ........................      96,054          --       102,300 (2)       198,354
Other assets ...................................      30,149      13,015       (13,015)(2)        30,149
                                                   ---------   ---------   -----------      ------------
      Total ....................................   $ 838,047   $ 269,884   $   128,761      $  1,236,692
                                                   =========   =========   ===========      ============

                                  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable, trade .....................   $  35,751       6,238            --            41,989
   Due to affiliates ...........................      28,321         147            --            28,468
   Industrial revenue bonds ....................       7,815          --            --             7,815
   Current portion of long term debt ...........                  14,375            --            14,375
   Accrued and other current liabilities .......      46,952       2,317            --            49,269
   Accrued employee benefits costs - current
      portion ..................................       8,747          --            --             8,747
   Deferred Taxes - current portion ............          --          --            --                --
                                                   ---------   ---------   -----------      ------------
      Total current liabilities ................     127,586      23,077            --           150,663
                                                   ---------   ---------   -----------      ------------

Long Term Debt - net ...........................     322,434     173,927            --           496,361
Notes Payable - Affiliates .....................      14,000          --       (12,000)(3)         2,000
Accrued Pension Benefits Costs .................          --
      Less current portion .....................      11,225          --            --            11,225
Accrued Postretirement Benefits Costs ..........          --
      Less current portion .....................      80,285          --            --            80,285
Other Liabilities ..............................      34,432       3,209            --            37,641
Due to Affiliates - Less current portion .......       9,861          --            --             9,861
Deferred Taxes - Less current portion ..........      54,496       5,490            --            59,986
                                                   ---------   ---------   -----------      ------------
      Total noncurrent liabilities .............     526,733     182,626       (12,000)          697,359

CONTINGENCIES AND COMMITMENTS
SHAREHOLDER'S EQUITY:
   Convertible preferred stock (8.0% cumulative,
      500,000 shares outstanding) ..............      25,000          --            --            25,000
   Common stock (one cent par value,
      50,000,000 shares authorized;
      21,214,800 shares outstanding at
      March 31, 2004) ..........................         212          --            90 (1)           302
   Capital Stock ...............................          --      59,500       (59,500)(2)            --
   Additional paid-in capital ..................     174,188          --       208,121 (1)       382,309
   Accumulated Other Comprehensive Income (Loss)     (15,042)       (140)          140 (2)       (15,042)
   Retained Earnings (Deficit) .................        (630)      4,821        (4,821)(2)        (3,899)
                                                                                (3,269)(4)
                                                   ---------   ---------   -----------      ------------
      Total shareholder's equity ...............     183,728      64,181       140,761           388,670
                                                   ---------   ---------   -----------      ------------
      Total ....................................   $ 838,047   $ 269,884   $   128,761      $  1,236,692
                                                   =========   =========   ===========      ============

  See accompanying notes to the unaudited pro forma consolidated balance sheet.

           NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2004

1. Records the proceeds, net of financing costs, from our issuance and sale of common stock.

2. Reflects the cash payment and allocation of the estimated aggregate purchase price for Nordural, including acquired cash as defined by the Stock Purchase Agreement, estimated transaction fees and expenses, a payment of $25.0 million related to the commencement of the expansion and the estimated change in Net Debt from December 31, 2003 to the date of closing as defined in the Stock Purchase Agreement.


PURCHASE PRICE:

      Purchase price.........................     $ 175,000

      Acquired cash..........................         9,898

      Change in Net Debt.....................         7,733

      Transaction fees and expenses..........         2,652
                                                  ---------
      Total purchase price...................     $ 195,283
                                                  =========

PRELIMINARY ALLOCATION OF PURCHASE PRICE:

      Current assets.........................     $  38,686

      Property, plant and equipment..........       260,000

      Goodwill...............................       102,300

      Current liabilities....................       (23,077)

      Noncurrent liabilities.................      (182,626)
                                                  ---------
      Total purchase price...................     $ 195,283
                                                  =========

3. Reflects the payment of a portion of the outstanding principal under the promissory note payable to Glencore.

4.    Reflects the payment of dividends on our convertible preferred stock.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 2003

                                                               U.S. GAAP    U.S. GAAP    PRO FORMA         PRO FORMA
                                       CENTURY    NORDURAL    ADJUSTMENTS   NORDURAL    ADJUSTMENTS       CONSOLIDATED
                                      ---------   ---------   -----------   ---------   -----------       ------------
                                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NET SALES:
Third-party customers .............   $ 660,593   $ 100,939   $        --   $ 100,939   $        --       $    761,532
Related parties ...................     121,886          --            --          --            --            121,886
                                      ---------   ---------   -----------   ---------   -----------       ------------
                                        782,479     100,939            --     100,939            --            883,418
Cost of goods sold ................     734,441      82,003           231      82,234        (5,054)(1)        808,457
                                                                                             (3,164)(2)
                                      ---------   ---------   -----------   ---------   -----------       ------------
Gross profit ......................      48,038      18,936          (231)     18,705         8,218             74,961
Selling, general and administrative
   expenses .......................      20,833         558            --         558            --             21,391
                                      ---------   ---------   -----------   ---------   -----------       ------------
Operating income ..................      27,205      18,378          (231)     18,147         8,218             53,570

Interest expense - third party ....     (41,269)     (5,401)           --      (5,401)           --            (46,670)
Interest expense - related party ..      (2,579)         --            --          --           900 (3)         (1,679)
Interest income ...................         339          --            --          --            --                339
Net gain (loss) on forward
   contracts ......................      25,691          --            --          --            --             25,691
Investment income .................                   3,063            --       3,063            --              3,063
Other income (expense) - net ......        (688)         --            --          --            --               (688)
                                      ---------   ---------   -----------   ---------   -----------       ------------
Income (loss) before income taxes
   and minority interest ..........      8,699       16,040          (231)     15,809         9,118             33,626
Income tax benefit (expense) ......      (2,841)     (2,887)           41      (2,846)       (3,191)(4)        (11,565)
                                                                                             (2,687)(5)
                                      ---------   ---------   -----------   ---------   -----------       ------------
Income (loss) before minority
   interest and cumulative effect
   of change in accounting
   principle ......................       5,858      13,153          (190)     12,963         3,240             22,061
Minority interest .................         986          --            --          --            --                986
                                      ---------   ---------   -----------   ---------   -----------       ------------
Income (loss) before cumulative
   effect of change in accounting
   principle ......................       6,844      13,153          (190)     12,963         3,240             23,047
Cumulative effect of change in
   accounting principle, net of tax
   benefit of $3,430 ..............      (5,878)         --            --          --            --             (5,878)
                                      ---------   ---------   -----------   ---------   -----------       ------------
Net income (loss) .................         966      13,153          (190)     12,963         3,240             17,169
Preferred dividends ...............      (2,000)         --            --          --            --             (2,000)
                                      ---------   ---------   -----------   ---------   -----------       ------------
Net income (loss) applicable to
   common shareholders ............   $  (1,034)  $  13,153   $      (190)  $  12,963   $     3,240       $     15,169
                                      =========   =========   ===========   =========   ===========       ============

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 2003

                                                              U.S. GAAP    U.S. GAAP    PRO FORMA        PRO FORMA
                                       CENTURY    NORDURAL   ADJUSTMENTS   NORDURAL    ADJUSTMENTS      CONSOLIDATED
                                       -------    --------   -----------   ---------   -----------      ------------
                                                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

EARNINGS (LOSS) PER COMMON
   SHARE:
   Basic
Income (loss) before cumulative
   effect of change in accounting
   principle.......................   $    0.23                                                         $       0.70
Cumulative effect of change in
   accounting principle............       (0.28)                                                               (0.20)
                                      ---------                                                         ------------
           Net income (loss).......   $   (0.05)                                                        $       0.50
                                      =========                                                         ============

   Diluted:
Income (loss) before cumulative
   effect of change in accounting
   principle.......................   $    0.23                                                                 0.70
Cumulative effect of change in
   accounting principle............       (0.28)                                                               (0.20)
                                      ---------                                                         ------------
           Net income (loss).......   $   (0.05)                                                        $       0.50
                                      =========                                                         ============

WEIGHTED AVERAGE COMMON
   SHARES OUTSTANDING
   (IN THOUSANDS):
   Basic...........................      21,073                                              9,000(6)         30,073
                                      =========                                        ===========      ============
   Diluted.........................      21,099                                              9,000(6)         30,099
                                      =========                                        ===========      ============

   See accompanying notes to the unaudited pro forma consolidated statement of operations.

                        NOTES TO THE UNAUDITED PRO FORMA
                      CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2003

1. Reflects an adjustment to depreciation expense based on the purchase accounting fair market valuation of Nordural's property, plant and equipment using an estimated average useful life of 35 years.

2. Reflects an adjustment to eliminate Nordural's historical amortization expense related to deferred financing and carbon anode contract costs.

3. Reflects an adjustment to reduce interest expense for the repayment of a portion of the outstanding principal under the promissory note payable to Glencore.

4. Reflects an adjustment to record income tax expense for the effects of the pro forma adjustments using an effective tax rate of 35%.

5. Reflects an adjustment to record the incremental increase in income tax expense for the historical results of Nordural using an effective tax rate of 35% as opposed to the historical rate of 18%.

6. Records the additional shares outstanding from our issuance and sale of common stock at an offering price of $24.50 per share.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                        THREE MONTHS ENDED MARCH 31, 2004

                                                  U.S. GAAP    PRO FORMA         PRO FORMA
                                       CENTURY    NORDURAL    ADJUSTMENTS       CONSOLIDATED
                                      ---------   ---------   -----------       ------------
                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NET SALES:
Third-party customers..............   $ 192,346   $  29,387   $        --       $    221,733
Related parties....................      39,748          --            --             39,748
                                      ---------   ---------   -----------       ------------
                                        232,094      29,387            --            261,481
Cost of goods sold.................     195,045      21,406        (1,272)(1)        214,851
                                             --          --          (328)(2)             --
                                      ---------   ---------   -----------       ------------
Gross profit.......................      37,049       7,981         1,600             41,222
Selling, general and administrative
   expenses........................       5,408          --            --              5,408
                                      ---------   ---------   -----------       ------------
Operating income...................      31,641       7,981         1,600             46,630

Interest expense - third party.....     (10,374)     (1,327)           --            (11,701)
Interest expense - related party...        (329)         --           300 (3)            (29)
Interest income....................          96          --            --                 96
Net gain (loss) on forward
   contracts.......................     (12,820)         --            --            (12,820)
Investment income..................          --         108            --                108
Other income (expense) - net.......        (614)         --            --               (614)
                                      ---------   ---------   -----------       ------------
Income (loss) before income taxes
   and minority interest...........       7,600       6,762         1,900             16,262
Income tax benefit (expense).......      (2,800)     (1,217)         (665)(4)         (5,832)
                                             --          --        (1,150)(5)             --
                                      ---------   ---------   -----------       ------------
Net income (loss)..................       4,800       5,545            85             10,430
Preferred dividends................        (500)         --            --               (500)
                                      ---------   ---------   -----------       ------------
Net income (loss) applicable to
   common shareholders.............   $   4,300   $   5,545   $        85       $      9,930
                                      =========   =========   ===========       ============

EARNINGS (LOSS) PER COMMON
   SHARE:
   Basic
           Net income (loss).......   $    0.20                                 $       0.33
                                      =========                                 ============

   Diluted:
           Net income (loss).......   $    0.20                                 $       0.33
                                      =========                                 ============

WEIGHTED AVERAGE COMMON
   SHARES OUTSTANDING
   (IN THOUSANDS):
   Basic...........................      21,195                     9,000 (6)         30,195
                                      =========               ===========       ============
   Diluted.........................      21,384                     9,000 (6)         30,384
                                      =========               ===========       ============

         See accompanying notes to the unaudited pro forma consolidated statement of operations.

                        NOTES TO THE UNAUDITED PRO FORMA
                      CONSOLIDATED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 2004

1. Reflects an adjustment to depreciation expense based on the purchase accounting fair market valuation of Nordural's property, plant and equipment using an estimated average useful life of 35 years.

2. Reflects an adjustment to eliminate Nordural's historical amortization expense related to deferred financing and carbon anode contract costs.

3. Reflects an adjustment to reduce interest expense for the repayment of a portion of the outstanding principal under the promissory note payable to Glencore.

4. Reflects an adjustment to record income tax expense for the effects of the pro forma adjustments using an effective tax rate of 35%.

5. Reflects an adjustment to record the incremental increase in income tax expense for the historical results of Nordural using an effective tax rate of 35% as opposed to the historical rate of 18%.

6. Records the additional shares outstanding from our issuance and sale of common stock at an offering price of $24.50 per share.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   CENTURY ALUMINUM COMPANY

Date: July 9, 2004                       By:        /s/ Peter C. McGuire
                                           -------------------------------------
                                            Name:  Peter C. McGuire
                                            Title: Vice President and
                                                   Associate General Counsel

                                  EXHIBIT INDEX

Exhibit Number          Description
--------------          -----------
      2.1               Amended and Restated Stock Purchase Agreement, dated as
                        of March 28, 2004, by and among Century, CVC and
                        Nordural *

*Incorporated by reference to Exhibit 2.1 of the Company's Current Report on Form 8-K filed on March 29, 2004. Schedules and exhibits have been omitted and will be furnished to the Securities and Exchange Commission upon request.

                                      -13-